UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)                        February 15, 2005

Berkshire Income Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

                                                             (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), through a newly formed and wholly owned subsidiary, BIR Westchester, L.L.C., consummated the acquisition of 100% of the outstanding limited and general partner interests of BRI Westchester Limited Partnership, the fee simple owner of Westchester West Apartments, a 345 unit multifamily apartment community located in Silver Spring, Maryland, from BRH Westchester, L.L.C. and BRI OP Limited Partnership (collectively, the “Seller”). The Seller is an affiliate of the Registrant. The purchase price, which was agreed upon through arms length negotiations, was $39,250,000, subject to normal operating pro rations.

The purchase price was paid in cash from available working capital and the proceeds of first mortgage debt obtained from Deutsche Bank Berkshire Mortgage, Inc. On February 15, 2005, BIR-OP closed on first mortgage debt related to the acquisition of the Westchester West Apartments in the amount of $29,500,000 at a fixed interest rate of 5.03% for a term of ten years.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than May 3, 2005.

(b) Pro Forma Financial Information

Pro forma financial information of the Registrant reflecting the property acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than May 3, 2005.

(c)     Exhibits.

Exhibit 10.1	Purchase and Sale Agreement dated December 9, 2004, between BRH Westchester, L.L.C., BRI OP Limited Partnership, Berkshire Income Realty – OP, L.P. and BIR Westchester, L.L.C. *

*Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE INCOME REALTY, INC.

February 22, 2005	/s/ David C. Quade
David C. Quade
President and Chief Financial Officer